UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

720-529-3336
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 7, 2014, National Bank Holdings Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals voted on at the Annual Meeting and the final voting results are as follows:
Proposal 1: All of the director nominees were elected to the Board of Directors based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frank V. Cahouet	36,081,688	1,388,439	474,217
Ralph W. Clermont	36,081,689	1,388,438	474,217
Robert E. Dean	36,081,689	1,388,438	474,217
Lawrence K. Fish	36,098,969	1,371,158	474,217
G. Timothy Laney	36,098,940	1,371,187	474,217
Micho F. Spring	36,081,861	1,388,266	474,217
Burney S. Warren, III	36,098,969	1,371,158	474,217

Proposal 2: The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 based upon the following votes:

For	Against	Abstain
37,842,995	11,839	89,510

Proposal 3: The shareholders approved the Company’s 2014 Omnibus Incentive Plan based upon the following votes:

For	Against	Abstain	Broker Non-Votes
27,138,095	10,242,219	89,813	474,217

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Chief Administrative Officer & General Counsel
Date: May 12, 2014